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                                                                    EXHIBIT 99.1


[ELTRAX LOGO]

NEWS RELEASE
FOR IMMEDIATE RELEASE, DATE

MEDIA CONTACT:                               INVESTOR RELATIONS CONTACT:
Pam Sanders                                  Jennifer Pepper
Director of Marketing                        Director of Investor Relations
Eltrax Systems, Inc.                         Eltrax Systems, Inc.
678.589.3565                                 678.589.3579
pam.sanders@eltrax.com                       jennifer.pepper@eltrax.com


          ELTRAX ANNOUNCES PRELIMINARY SECOND QUARTER FINANCIAL
                                    RESULTS
        COMPANY WILL REPORT HOSPITALITY GROUP AS DISCONTINUED OPERATIONS

Atlanta, Ga. July 27, 2000 - Eltrax Systems, Inc. (Nasdaq: ELTX), a full service applications service provider (ASP), today announced preliminary second quarter operating results. The company also announced that it would begin reporting its hospitality segment as discontinued operations in anticipation of that group's sale or other disposition as the company focuses on its core technology services and ASP businesses.


As previously announced, the company continues to pursue the disposition of its hospitality services group, consisting of its lodging systems business, its Squirrel restaurant POS business, its Senercomm energy management business, and its international hospitality operations. In order to provide more meaningful information on the financial performance of the company's continuing operations, the company will report the operating results of the hospitality services group as discontinued operations beginning with the second quarter of 2000.


As a result of the presentation of the hospitality services group as discontinued operations, the company will record a one-time charge of approximately $12 million during the second quarter. Management believes that this charge will establish a reasonable reserve for losses resulting from the disposition of the hospitality services group and operating losses from the group after the second quarter until the group is sold. Additionally, the second quarter operating loss from the discontinued operations, which will be shown separately, is estimated to be approximately $3.5 million.

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William P. O'Reilly, chairman and chief executive officer of Eltrax, commented,
"The presentation of the hospitality services group as discontinued operations reflects the company's determination to focus the company's resources on its technical strengths. We firmly believe that the future of our company is in the technical services group."


In addition to presenting the hospitality services group as discontinued operations, the company has undertaken an overhaul of its continuing operations in preparation for its merger with Cereus Technology Partners, Inc. (Nasdaq:
CEUS), which is expected to close in the fourth quarter. This will result in additional losses in the second quarter, but should position the company better for the future. The second quarter operating results from continuing operations will reflect the results of the technology services group and most of the corporate expenses. For the second quarter, revenue is estimated to be approximately $17.5 million, and the loss from continuing operations is estimated to be approximately $14 million. The loss from continuing operations includes expenses totaling approximately $5 million related to the following: the reevaluation of inventories; an increase in the bad debt reserve; an increase in the reserves for local tax and other exposures; and restructuring charges related to the previously announced streamlining of operations and related staff reductions. Management has taken these actions to improve the Company's efficiency and future financial performance.


O'Reilly commented further, "Results for this quarter for the technology services group were lower than expected. The group suffered from lower than expected revenue growth and higher than expected losses. This was the result of several factors, including inefficient utilization of technical resources and too much overhead. We have taken the right steps to solve these problems."


"As previously announced, we initiated several cost reduction measures, including a staff realignment that will save approximately $1 million per month," added O'Reilly. "More significantly, we are moving forward with the integration of the management team from Cereus Technology Partners to provide the experienced and entrepreneurial leadership that the company needs. This was one of the primary motivating factors behind our agreement to merge the company and Cereus. I want to emphasize that the disappointing results do not reflect any lack of acceptance of our services by the marketplace. The demand of our clients for our services


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remains very strong. The company will be commenting more extensively on these issues in the near future."


FORWARD-LOOKING STATEMENTS


Certain statements contained in this release that are not statements of historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "intend," "will" and similar expressions are examples of words that identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future financial position, business strategy and expected cost savings. These forward-looking statements are based on our current beliefs, as well as assumptions we have made based upon information currently available to us. Each forward-looking statement reflects our current view of future events and is subject to risks, uncertainties and other factors that could cause actual results to differ materially from any results expressed or implied by our forward-looking statements. Such factors include our ability to dispose of the hospitality services group; the actual losses suffered on the disposition of that group; actual operating losses incurred by that group during the disposition process; our ability to successfully penetrate the network applications and ASP markets; trends for continued growth of the business of Eltrax and of Cereus; the consummation of the merger with Cereus; our ability to successfully access the capital we need to operate our business and fund its growth and other factors set forth in our Form 10-K and other documents we file with the Securities and Exchange Commission. All subsequent forward-looking statements relating to the matters described in this release attributable to us or to persons acting on our behalf are expressly qualified in their entirety by such factors. We have no obligation to publicly update or revise these forward-looking statements to reflect new information, future events, or otherwise, except as required by applicable federal securities laws, and we caution you not to place undue reliance on these forward-looking statements.


ABOUT ELTRAX SYSTEMS


Eltrax Systems is a full service application services provider (ASP) that plans, builds and runs the technology that high-growth businesses need to take care of their internal and external customers. Eltrax offers a front and back office suite of native web applications including, a CRM solution (customer relationship management), iMessaging(TM), (email and collaboration), HRe-source(TM)


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(human resource) and NetWATCH OnLINE(TM) (remote monitoring and network management). As a full service ASP, Eltrax delivers end-to-end customer solutions, including custom and packaged applications, software integration services, IT consulting, hosting and customer care. Eltrax is headquartered in Atlanta, Georgia, and is continually expanding its portfolio of services to new offices, business partners and agents worldwide. For more information visit the Eltrax Web site at http://www.eltrax.com or contact Pam Sanders at 678-589-3565 or pam.sanders@eltrax.com.